As filed with the Securities and Exchange Commission on August 12, 2025.

Registration Statement No. 333-289033

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Society Pass Incorporated

(Exact name of Registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Robinson Road, #17-01B, Singapore 068898

(+65) 6518-9382

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Raynauld Liang

Chief Executive Officer

Society Pass Incorporated

80 Robinson Road, #17-01B, Singapore 068898

+65 6518-9382

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Road Central

Hong Kong SAR

Telephone: +852-3923-1111

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-289033) is filed solely to amend Exhibit Index of Part II thereof and to file certain exhibits thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

	Amount to be Paid
SEC Registration Fee	$
Printing expenses		$500	*
Legal fees and expenses		$25,000	*
Accounting fees and expenses		$5,000	*
Transfer agent and registrar fees		$2,000	*
Miscellaneous expenses		$2,500	*
Total		$35,000	*

*	Estimated

Item 14. Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and bylaws, we have agreed to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Insofar as indemnification for liability arising under the Securities Act be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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EXHIBIT INDEX

Exhibit No.	Description
3.1**	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.2**	Amended Bylaws of The Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.3**	Certificate of Designation of Series A Convertible Preferred Stock incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.4**	Certificate of Correction of Series A Certificate of Designation filed May 2019 incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.5**	Certificate of Correction to Series A Certificate of Designation filed December 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.6**	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.7**	Certificate of Correction of Series B Certificate of Designation (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.8**	Certificate of Designation of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.9**	Certificate of Correction of Series B-1 Certificate of Designation (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.10**	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.11**	Certificate of Correction of Series C Certificate of Designation (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.12**	Certificate of Designation of Series C-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.13**	Certificate of Designation for Series X Super Voting Preferred Stock ((incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.14**	Certificate of Amendment to Articles of Incorporation to change the authorized capital of the Company, filed December 4, 2018 (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).

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3.15**	Certificate of Amendment to Articles of Incorporation to change the name of Company, filed October 2, 2018 (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.16**	Certificate of Amendment to Articles of Incorporation to effect reverse stock split (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.17**	Certificate of Amendment to Series X Super Voting Preferred Certificate of Designation (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.18**	Certificate of Change filed with the Secretary of Nevada. (incorporated by reference to Exhibit 3.1 to Company’s Current Report filed on Form 8-K, filed on May 1, 2024).
4.1**	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on April 15, 2024).
5.1*	Legal Opinion of Fennemore Craig, P.C.
10.1**	Amendment to the Sales Agreement, dated February 13, 2025, by and between Society Pass Incorporated and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on February 14, 2025).
10.2**	Share Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on June 27, 2025).
21.1**	List of Subsidiaries of the Company.
23.1**	Consent of Onestop Assurance PAC
101**	Interactive Data Files The following financial information from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, formatted in Inline eXtensible Business Reporting Language (XBRL): (i) Condensed Consolidated Balance Sheets as of December 31, 2023 and 2022, (ii) Condensed Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2023 and 2022, (iii) Condensed Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2023 and 2022 (iv) Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2023 and 2022 and (v) Notes to Consolidated Financial Statements.
104**	The cover page from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, formatted in Inline XBRL (included in Exhibit 101).
107**	Fee table

*	Filed herewith
**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 12, 2025.

Date: August 12, 2025	SOCIETY PASS INCORPORATED

	By:	/s/ Raynauld Liang
Raynauld Liang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raynauld Liang	Chief Executive Officer	August 12, 2025
Raynauld Liang	(Principal Executive Officer)

/s/ Tan Yee Siong	Chief Financial Officer	August 12, 2025
Tan Yee Siong	(Principal Financial and Accounting Officer)

/s/ Travis Washko	Director	August 12, 2025
Travis Washko

/s/ Loic Gautier	Director	August 12, 2025
Loic Gautier

/s/ Mark Carrington	Director	August 12, 2025
Mark Carrington

/s/ Michael Dunn	Director	August 12, 2025
Michael Dunn

/s/ Michael Freed	Director	August 12, 2025
Michael Freed

/s/ Vincent Puccio	Director	August 12, 2025
Vincent Puccio

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